UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                    Current Report Pursuant to
        Section 13 or 15 (d) of the Securities Act of 1934

                          March 25, 2002
                         ----------------
                         Date of Report
                (Date of earliest event reported)

                EXACT IDENTIFICATION CORPORATION
       ----------------------------------------------------
      (Exact name of registrant as specified in its charter)


 NEVADA                          000-31171           87-0455378
-----------------------      ------------------     --------------------
(State of incorporation)    (Commission number)     (I.R.S. Employer
                                                     Identification No.)

   4650 Northgate Boulevard, Suite 160, Sacramento, CA   95834
 ---------------------------------------------------------------
             (Address of principal executive offices)          (Zip)

                           916-646-4444
                    --------------------------
                   (Issuer's telephone number)


               ADVANCED PRECISION TECHNOLOGY, INC.
           2271-D South Vasco Road, Livermore, CA 94550
    ----------------------------------------------------------
  (Former name or former address, if changed since last report.

Item 1.    Changes in Control of Registrant

           Not applicable

Item 2.    Acquisition or Disposition of Assets

           Not applicable

Item 3.    Bankruptcy or Receivership

           Not applicable

Item 4.    Changes in the Small Business Issuer's Certifying Accountant.

           Not applicable

Item 5.    Other Events

           On March 25, 2002, the Company amended its Articles of Incorporation with the State of Nevada. Through this amendment, the Company,
i) increased its authorized common shares to two hundred million (200,000,000); and ii) changed its name to "Exact Identity Corporation." The Company has also relocated its headquarters to: 4650 Northgate Boulevard, Suite 160, Sacramento, California, 95834. The Company's new general telephone number is 916-646-4444.

           The Company also recently secured $600,000 in operating funds via a private placement of its shares to accredited investors. The company will use these funds to refine, design and market existing and new products, and defray
the costs of relocating its offices.   On March 27, 2002, the Company added
Steven Wagner to its board of directors.

Item 6.    Resignation of Directors

           Not applicable

Item 7.    Financial Statements and Exhibits

           Not applicable

Item 8.    Change in Fiscal Year

           Not applicable

Item 9.    Sales of Equity Securities Pursuant to Regulation S

           Not applicable

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 11, 2002               BY: /s/ John Hunepohl
                                        _________________________________
                                        John Hunepohl
                                        Chairman and President,

                                        EXACT IDENTIFICATION CORPORATION,
                                        formerly known as Advanced Precision
                                        Technology, Inc.